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                                 EXHIBIT 23.5

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                CONSENT OF GARLAND MCPHERSON & ASSOCIATES, INC.



We hereby consent to the use of our opinion dated ___________, 1998, to the Board of Directors of Cardinal Bancorp, Inc. and to the references to our firm in the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed acquisition of Cardinal Bancorp, Inc. by Susquehanna Bancshares, Inc.


Garland McPherson & Associates, Inc.


Baltimore, Maryland
____________, 1998